     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2003

                                                      REGISTRATION NO. 333-52264

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                MERCK & CO., INC.
             (Exact Name of Registrant as Specified in Its Charter)

               NEW JERSEY                               22-1109110
        (State of Incorporation)             (I.R.S. Employer Identification
                                                         Number)

                                  P.O. BOX 100
                                 ONE MERCK DRIVE
                    WHITEHOUSE STATION, NEW JERSEY 08889-0100
                    (Address of Principal Executive Offices)

                          MEDCO HEALTH SOLUTIONS, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
 (FORMERLY MERCK-MEDCO MANAGED CARE, L.L.C. 2001 EMPLOYEE STOCK PURCHASE PLAN)
                            (Full Title of the Plan)

                             CELIA A. COLBERT, ESQ.
             VICE PRESIDENT, SECRETARY AND ASSISTANT GENERAL COUNSEL
                                MERCK & CO., INC.
                                  P.O. BOX 100
                                 ONE MERCK DRIVE
                    WHITEHOUSE STATION, NEW JERSEY 08889-0100
                                 (908) 423-1000
            (Name, Address and Telephone Number of Agent for Service)

                          RECENT EVENTS: DEREGISTRATION

      This Post-Effective Amendment relates to 800,000 shares of common stock, par value $0.01 per share, of Merck & Co., Inc. ("Merck") and an indeterminate amount of plan interests, registered by Merck pursuant to the Merck-Medco Managed Care, L.L.C. 2001 Employee Stock Purchase Plan (the "Plan") on a Registration Statement on Form S-8 (registration number 333-52264) (the "Registration Statement") filed with the Securities and Exchange Commission on December 20, 2000. The name of the Plan was changed to the Medco Health Solutions, Inc. 2001 Employee Stock Purchase Plan on May 15, 2003.

      On June 27, 2003, the Plan was terminated, and, as a result of the termination of the Plan, all offerings of common stock pursuant to the Registration Statement have terminated. As of the date of termination of the Plan, 186,472.2132 shares of common stock and related plan interests remained unsold under the Plan. Merck is filing this Post-Effective Amendment to remove (and hereby does remove) from registration all of the common stock and plan interests registered on the Registration Statement that remain unsold.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Merck certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Whitehouse Station, State of New Jersey, on the 22nd day of August, 2003.

                                    MERCK & CO., INC.


                                    By:          *
                                         ---------------------------------
                                         Raymond V. Gilmartin
                                         Chairman of the Board, President and
                                         Chief Executive Officer


                                    By:  /s/ Celia A. Colbert
                                         ---------------------------------
                                         Celia A. Colbert
                                         Vice President, Secretary and
                                         Assistant General Counsel
                                         (Attorney-in-Fact)

---------------------

* Celia A. Colbert, pursuant to powers of attorney duly executed and included in the Registration Statement, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on behalf of such person on the date stated.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                              TITLE                 DATE
          ---------                              -----                 ----

               *                      Chairman, President and     August 22, 2003
-----------------------------         Chief Executive Officer;
     Raymond V. Gilmartin             Principal Executive
                                       Officer; Director


               *                      Executive Vice President    August 22, 2003
-----------------------------         and Chief Financial
        Judy C. Lewent                Officer; President, Human
                                      Health Asia; Principal
                                       Financial Officer


               *                      Vice President,             August 22, 2003
-----------------------------         Controller; Principal
   Richard C. Henriques, Jr.          Accounting Officer


               *                      Director                    August 22, 2003
-----------------------------
      Lawrence A. Bossidy

               *                      Director                    August 22, 2003
-----------------------------
       William G. Bowen

-----------------------------         Director
      Johnnetta B. Cole

-----------------------------         Director
       William M. Daley

               *                      Director                    August 22, 2003
-----------------------------
   William B. Harrison, Jr.

               *                      Director                    August 22, 2003
-----------------------------
       William N. Kelley

               *                      Director                    August 22, 2003
-----------------------------
        Heidi G. Miller

          SIGNATURE                              TITLE                 DATE
          ---------                              -----                 ----


-----------------------------         Director
        Thomas E. Shenk

               *                      Director                    August 22, 2003
-----------------------------
        Anne M. Tatlock

               *                      Director                    August 22, 2003
-----------------------------
        Samuel O. Thier


---------------------

* Celia A. Colbert, pursuant to powers of attorney duly executed and included in the Registration Statement, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of Merck.



                                    By:      /s/ Celia A. Colbert
                                             ------------------------------
                                             Celia A. Colbert
                                             Vice President, Secretary and
                                             Assistant General Counsel
                                             (Attorney-in-Fact)

The Plan

      Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in Franklin Lakes, State of New Jersey, on the 21st day of August, 2003.



                                    By: /s/ Karin Princivalle
                                        --------------------------------------
                                        Karin Princivalle
                                        Senior Vice President, Human Resources
                                        Medco Health Solutions, Inc.